Exhibit 3.1

971124000 819 CERTIFICATE OF INCORPORATION CT-07 OF METBANK HOLDING CORP. (Under Section 402 of the business corporation Law) The undersigned, a natural parson over the age of eighteen years, desiring to form a corporation pursuant to Section 402 of the Business Corporation Law of the state of New York, hereby certifies: FIRST: The name of the corporation is METBANK HOLDING CORP.. hereinafter sometimes called the “Corporation”. SECOND; The purposes for which the Corporation is formed are as follows: To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law of the State of New York. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained. It is the intention that, to the extent permitted by law, the Corporation shall have all of the powers specified in section 202 of the New York Business Corporation Law.

The foregoing shall not be deemed to limit or restrict in any manner the general powers of the Corporation and the enjoyment and exercise thereof as conferred by the laws of the State of New York upon corporations organized under the provisions of the New York Business Corporation Law. THIRD: The office of the Corporation in the State of New York shall be located in the County of New York. FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Six million (6,000,000), of which Two Million (2,000,000) shares shall be Common Stock, par value one cent ($.01) per share; Two Million (2,000,000) shares shall be Class A Preferred Stock, par value one cent ($.01) per share; and Two Million (2,000,000) shares shall be Class B Preferred Stock, par value one cent (8,02) per share. The designations end the powers, preferences and rights, qualifications, limitations and restrictions of the Common Stock, the Class A Preferred Stock and the Class B Preferred Stock are as follows: A. class A Preferred Stock The Class A Preferred Stock shall consist of 2,000,000 shares of par value of $.01 per share, which shares shall be non-voting, except an provided herein. Dividends. The holders of Class A Preferred Stock shall be entitled to ordinary dividends at the rate of eight (8%) percent per annum on the initial issue price thereof of $.01 per share, payable out of surplus or net profits when and as declared by the Board of Directors, payable annually on the 15th day of April in each year, which dividends shall be non-cumulative, and, in addition, in the discretion of the Board of Directors, supplementary dividends payable out of surplus or net profits when and as declared by the Board of Directors, payable annually on the 15th day of April in each year, in an amount determined by the Board of Directors, which amount shall not for any year be greater than the excess of (a) the unpaid ordinary dividends for prior calendar years over (b) supplementary dividends paid for all prior calendar Years. Supplementary dividends shall be non-cumulative. No dividends shall be paid or set aside for shares of common stock (or any class or series of stock entitled to participate therewith as to dividends) unless (X) the full amount of the 8% ordinary dividends for the current calendar year on the Class A Preferred Stock shall have been paid, or declared and set aside for payment and (y) supplementary dividends on the Class A Preferred stock in an aggregate amount equal to the aggregate unpaid ordinary dividends for all prior calendar years shall have been paid, or declared and set aside for payment. (i) liquidation preference upon dissolution or liquidation or the sale of all the assets of the Corporation, the holders of Class A Preferred Stock shall first be entitled to receive, out of the net assets of the Corporation, after all appropriate reserves, the sum equal to the par value of their shares ($.01 per share) plus any dividends declared but unpaid thereon together with an amount equal to the excess of (a) the unpaid ordinary dividends thereon for all prior calendar years over (b) all supplementary dividends paid thereon, all without interest. The consolidation or merger of the Corporation with any other entity shall not be considered as a dissolution of the Corporation for these purposes. (ii) Corporation’s Right to Redeem. The Corporation shall have the right to redeem its Class A Preferred Stock, or any number of shares thereof, at any time by paying to the holders thereof the sum of $.01 per share redeemed together with the amount of any dividends declared but unpaid thereon at the time of redemption and an amount equal to the excess of (a) the unpaid ordinary dividends thereon for all prior calendar years over (b) all supplementary dividends paid thereon. The Corporation may apply toward the purchase or redemption of its class A Preferred Stock as herein provided any part of its surplus funds or an amount of its stated capital which shall not be greater than the stated capital represented by the shares purchased or redeemed, but under no circumstances shall the Corporation apply any other funds or any further part of its stated capital toward the purchase or redemption of such stock. The purchase or redemption of any such stock shall not be made where the effect of any such purchase or redemption and application of stated capital thereto shall be to reduce the net assets of the Corporation below the stated capital remaining after giving effect to the cancellation of such shares, or it the Corporation is insolvent or would thereby be made insolvent. If the Corporation shall redeem less than all issued and outstanding shares of Class A Preferred Stock, then the redemption shall be made pro-rata among all holders of Class A Preferred Stock in accordance with the number of shares of Class A Preferred Stock held by them. In all instances, the Board of Directors shall have complete authority to determine upon and take the necessary proceedings fully to effect the purchase or redemption of the shares, and the cancellation of the certificates representing such shares. Upon the completion of such proceedings, the rights of holders of the shares of such Class A Preferred Stock which have been redeemed and called in shall in all respects cease, except that such holders shall be entitled to receive the redemption price for their respective shares. whenever any charts of such Class A Preferred Stock of the Corporation are purchased or redeemed as herein authorized, the Corporation may, by resolution of its Board of Directors, retire such shares. (iv) Corporation’s Right to Convert to Debt obligation The Corporation shall have the right to convert its Class A preferred Stock, or any number of shares thereof, to a debt obligation, on the terms and conditions stated herein, at any time, by the execution and delivery of the Corporation’s promissory note payable to the holder of Class A Preferred Stock co converted, in a principal amount equal to the sum of $.01 per share converted together with the amount of any dividends declared but unpaid thereon at the time of conversion and an amount equal to the excess of (a) the unpaid ordinary dividends thereon for all prior calendar years over (b) all supplementary dividends paid thereon, bearing interest at the rate or eight 8% percent per annum, payable on the unpaid balance of principal semiannually with each payment of principal, interest to run from the date fixed for the conversion, with the principal to be payable in not more than 10 equal semiannual installments beginning not later than six months following the date fixed for conversion end with a final maturity of five (5) years from the date fixed for conversion. The Corporation shall have the right to prepay such debt obligation in whole or in part, including the payment of interest to the date of such prepayment. Provision shall be made for the acceleration of maturity of said promissory note at the option of the holder thereof if any installment of interest or principal is not made within 30 days after the due date of any installment of interest or principal. The debt obligations of the Corporation resulting from such conversion shall (unless otherwise determined by the Corporation in its sole discretion) be unsecured, must clearly state on their face that they are not a deposit and are not insured by any Federal agency and must be subordinated in right of payment to all senior indebtedness of the Corporation, and shall contain all other terms and conditions (including without limitation, to the extent necessary, subordination to other liabilities, deposits, and indebtedness of the Corporation or its subsidiaries) required to qualify such debt obligations as “Tier 2 Capital” of the Corporation under the applicable regulations of the Federal Reserve Board or any successor banking regulatory agency having supervisory Jurisdiction over the Corporation. If the Corporation shall convert less than all issued and outstanding shares of Class A Preferred Stock, then the conversion shall be made pro-rata among all holders of Class A Preferred Stock in accordance with the number of shares of Class A Preferred Stock held by them. In all instances, the Board of Directors shall have complete authority to determine upon and take the necessary proceedings fully to effect the conversion of the shares and the cancellation of the certificates representing such shares.Upon the completion of such conversion proceedings, the rights of holders of the shares of such Class A Preferred Stock which have been converted and called in shall in all respects cease, except that such holders shall be entitled to receive the debt obligation to be delivered to them for their respective shares. whenever any shares of such Clan A Preferred Stock of the corporation are converted as herein authorized, the Corporation may, by resolution of its Board of Directors, retire such shares. B. Class B Preferred Stock. The Class B Preferred Stock shall consist of 2,000,000 shares of par value $.01 per share, which shares shall be non-voting, except as provided herein. The Class B

Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series of Class S Preferred Stock and, subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issue of, or providing for a change in the number of, shares of any particular aeries and by filing a certificate pursuant to the Business Corporation Law of the State of New York, to establish or change the number of Shares to be included in each such series and to fix the designation and relative rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (i) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Class B Preferred Stock shall not exceed 2,000,000); (ii) the dividend rate on shares of such series and whether dividends shall be cumulative and, if so, from which date or dates; (iii) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and the manner of selecting shares for redemption if less than all shares of such series are to be redeemed; (iv) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund; (v) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or, rates of conversion or exchange and the terms of adjustment, it Any; (vi) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights; (vii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation in preference to the Common Stock of the Corporation; (viii) whether or not the holders of shares of such series shall have any preemptive rights with respect to issuance of any class of equity shares of the Corporation, with respect to the granting by the corporation of rights or options to purchase its equity shares of any Class or the issuance of shares or other securities convertible into or carrying rights or options to purchase its equity shares of any class) and (ix) any other terms, relative rights, preferences and limitations of such series. C. Common stock. The Common Stock shall consist of 2,000,000 shares of par value $.01 per share. Subject to the rights of the Class A Preferred Stock and Class B Preferred Stock, and except as may be expressly provided by law, the entire voting power for the election of directors and in any corporate proceeding and upon any matter or question whatever pertaining to the Corporation shall be vested exclusively in the holders of the shares of Common Stock, each holder of Common Stock being entitled to one vote Per share. D. subject to the rights of the Class B Preferred Stock, no holder of any class of stock of the Corporation shall be entitled as such, as a matter of right, to any preemptive or preferential right to subscribe for, purchase or receive any part of any new or additional issue of stock of the corporation of any class whatsoever, or of any notes, bonds, obligations, warrants or other securities, whether or not the same be convertible into or exchangeable for stock of the Corporation of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration, or by way of dividend. FIFTH: The Secretary of State of the state of New York is hereby designated as the Agent of the Corporation upon Whom process against the Corporation may be served. The post office address to which the secretary of State shall mail a copy of any process against the Corporation served upon him is: cjo Herrick,: Feinstein LLP, 2 :park Avenue, New York, New York 10016, Attention; Lawrence M. Levinson, Esq. STXTH: No director of the Corporation shall have any personal liability to the Corporation or its shareholders for damage resulting from any breach of such director’s duties as a director of the Corporation, provided that this provision Shall not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him entablishee that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts Violated section 719 of the New York Business Corporation Law. SEVENTH: The Corporation shall indemnify any present or former officer or director of the Corporation or the personal representatives thereof, made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate in or was a director Or officer of the Corporation, or served any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the request of the Corporation, against judgments, fines (including excise tax assessed on such a person in connection with service to an employee benefit plan), amounts paid in settlement and reasonable expenses, including without limitation, court coats, attorneys’ fees and disbursements and those of accountants and other experts and consultants incurred as a result of such action or proceeding or any appeal therein, all of which exponent as incurred shall be advanced by the Corporation pending the final disposition of such action or proceeding. Such required indemnification shall be subject only to the exception that no indemnification may be made to or on behalf of any director or officer in the event and to the extent that a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled (provided, however, that indemnification shall be made upon any successful appeal of any such adverse judgment or final adjudication). For purposes of this article, the corporation shall be deemed to have requested such present or former officer or director to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties On, or otherwise involves serviette by, such person to the Plan or participants or beneficiaries of the plan. The foregoing right of indemnification shall not be deemed exclusive of any and Other rights to which any such person, his testator or intestate, may be entitled apart from this provision.

NOU-24-1997 11:26 P.15/15 IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 10th day of November, 1997. /s/ Lawrence M. Levinson Lawrence M. Levinson Sole Incorporator 2 Park Avenue New York, New York 10016

State of new York, Banking Department I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE, pursuant to Section 301 (a) (5) (B) of the New York Business Corporation Law, the use of a word or a derivative of the word “bank” in the name of METBANK HOLDING CORP. Witness, my hand and official seal of the Banking Department at the City of New York, this 18th day of November in the Year of our Lord one thousand nine hundred and ninety-seven. Deputy Superintendent of Banks.

NOV-24-1997 11 08 P.02/15 971124000 CT-07 CERTIFICATE OF INCORPORATION OF METBANK HOLDING CORP. (Under Section 402 of the Business Corporation Law) STATE OF NEW YORK DEPARTMENT OF STATE FILED NOV 2 4 1997 HERRICK, FEINSTEIN 2 Park Avenue, 21st Floor New York, New York 10016 Attn: Lawrence M. Levinson, Esq. (212) 592-1400 971124000845 BILLED

DEC 1’97 11:19 FR HERRICK FEINSTEIN 12128897577 TO 15104636533 P.03 F 971203000 674 CT-07 RESTATED CERTIFICATE OF INCORPORATION OF METHANE HOLDING CORP. (Under Section 807 of the Business Corporation Law) There being no shares issued, and no officers and directors elected, I, the undersigned, the Sole Incorporator of METBANK HOLDING CORP., a New York corporation, hereby certify as follows: 1. The name of the Corporation is METBANK HOLDING CORP. 2. The Certificate of Incorporation was filed by the Department of State on November 24, 1997. 3. The certificate was authorized by the Sole Incorporator, there being no officers or directors. 4. The Certificate of Incorporation is amended to amend ARTICLE FOURTH to correct initial issue price per share. The text of the Certificate of Incorporation is hereby restated, as so amended, to read as herein set forth as follows:

DEC 1’97 11:20 FR HERRICK FEINSTEIN 12128897577 TO 15184636533 P.04 CERTIFICATE OF INCORPORATION OF METBANK HOLDING CORP. (Under Section 402 of the Business Corporation Law) FIRST: The name of the corporation is METBANK HOLDING CORP., hereinafter sometimes called the “Corporation”. SECOND: The purposes for which the Corporation is formed are as follows: To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law of the State of New York. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained. It is the intention that, to the extent permitted by law, the Corporation shall have all of the powers specified in Section 202 of the New York Business Corporation Law. The foregoing shall not be deemed to limit or restrict in any manner the general powers of the Corporation and the enjoyment

DEC 1’97 11:20 FR HERRICK FEINSTEIN 12128897577 TO 15184636533 P.05 and exercise thereof as conferred by the laws of the State of New York upon corporations organized under the provisions of the New York Business Corporation Law. THIRD: The office of the Corporation in the State of New York shall be located in the County of New York. FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Six Million(6,000,000), of which Two Million (2,000,000) shares shall be Common Stock, par value one cent ($.01) per share; Two Million (2,000,000) shares shall be Class A Preferred Stock, par value one cent($.01) per share; and Two Million (2,000,000) shares shall be Class B Preferred Stock, par value one cent($.01) per share. The designations and the powers, preferences and rights, qualifications, limitations and restrictions of the Common Stock, the Class A Preferred Stock and the Class B Preferred Stock are as follows: Class A preferred Stock. The Class A Preferred Stock shall consist of 2,000,000 shares of par value of $.01 per share, which shares shall be non-voting, except as provided herein. (i) Dividends. The holders of Class A Preferred Stock shall be entitled to ordinary dividends at the rate of eight (8%) percent per annum on the initial issue price thereof of Ten Dollars ($10.00) per share, payable out of surplus or net profits when and as declared by the Board of Directors, payable annually on the 15th

DEC 1’97 11:20 FR HERRICK FEINSTEIN 12126897577 TO 151E14636533 P.06 day of April in each year, which dividends shall be non-cumulative, and, in addition, in the discretion of the Board of Directors, supplementary dividends payable out of surplus or net profits when and as declared by the Board of Directors, payable annually on the 15th day of April in each year, in an amount determined by the Board of Directors, which amount shall not for any year be greater than the excess of (a) the unpaid ordinary dividends for all prior calendar years over (b) supplementary dividends paid for all prior calendar years. Supplementary dividends shall be non-cumulative. No dividends shall be paid or set aside for shares of common stock (or any class or series of stock entitled to participate therewith as to dividends) unless (x) the full amount of the 8% ordinary dividends for the current calendar year on the Class A Preferred Stock shall have been paid, or declared and set aside for payment and (y) supplementary dividends on the Class A Preferred Stock in an aggregate amount equal to the aggregate unpaid ordinary dividends for all prior calendar years shall have been paid, or declared and set aside for payment. (ii) Liquidation Preference. Upon dissolution or liquidation Or the sale of all the assets of the Corporation, the holders of Class A Preferred Stock shall first be entitled to receive, out of the net assets of the Corporation, after all appropriate reserves, the sum equal to the initial issue price thereof of Ten Dollars ($10.00) per share plus any dividends declared but unpaid thereon together with an amount equal to the excess of (a) the unpaid ordinary dividends thereon for all prior calendar years over (b)

DEC 1’87 11:21 FR HERRICK FEINSTEIN 12128897577 TO 15184636533 P.07 all supplementary dividends paid thereon, all without interest. The consolidation or merger of the Corporation with any other entity shall not be considered as a dissolution of the Corporation for these purposes. (iii) Corporation’s Right to Redeem The Corporation shall have the right to redeem its Class A Preferred Stock, or any number of shares thereof, at any time by paying to the holders thereof the sum of Ten Dollars ($10.00) per share redeemed together with the amount of any dividends declared but unpaid thereon at the time of redemption and an amount equal to the excess of (a) the unpaid ordinary dividends thereon for all prior calendar years over (b) all supplementary dividends paid thereon. The Corporation may apply toward the purchase or redemption of its Class A Preferred Stock as herein provided any part of its surplus funds or an amount of its stated capital which shall not be greater than the stated capital represented by the shares purchased or redeemed, but under no circumstances shall the Corporation apply any other funds or any further part of its stated capital toward the purchase or redemption of such stock. The purchase or redemption of any such stock shall not be made where the effect of any such purchase or redemption and application of stated capital thereto shall be to reduce the net assets of the Corporation below the stated capital remaining after giving effect to the cancellation of such shares, or if the Corporation is insolvent or would thereby be made insolvent.

DEC 1’97 11:21 FR HERRICK FEINSTEIN 12128897577 TO 15184636533 P.08 If the Corporation shall redeem less than all issued and outstanding shares of Class A Preferred Stock, then the redemption shall be made pro-rata among all holders of Class A Preferred Stock in accordance with the number of shares of Class A Preferred Stock held by them. In all instances, the Board of Directors shall have complete authority to determine upon and take the necessary proceedings fully to effect the purchase or redemption of the shares, and the cancellation of the certificates representing such shares. Upon the completion of such proceedings, the rights of holders of the shares of such Class A Preferred Stock which have been redeemed and called in shall in all respects cease, except that such holders shall be entitled to receive the redemption price for their respective shares. Whenever any shares of such Class A Preferred Stock of the Corporation are purchased or redeemed as herein authorized, the Corporation may, by resolution of its Board of Directors, retire such shares. (iv) Corporation’s Right to convert to debt obligation. The corporation shall have the right to convert its Class A Preferred Stock, or any number of shares thereof, to a debt obligation, on the terms and conditions stated herein, at any time by the execution and delivery of the Corporation’s promissory note payable to the holder of Class A Preferred Stock so converted, in a principal amount equal to the sum of Ten Dollars ($10.00) per share converted together with the amount of any dividends declared but

DEC 1’97 11:21 FR HERRICK FEINSTEIN 12128997577 TO 15184636533 P.09 unpaid thereon at the time of conversion and an amount equal to the excess of (a) the unpaid ordinary dividends thereon for all prior calendar years over (b) all supplementary dividends paid thereon, bearing interest at the rate of eight (8%) percent per annum, payable on the unpaid balance of principal semiannually with each payment of principal, interest to run from the date fixed for the conversion, with the principal to be payable in not more than 10 equal semiannual installments beginning not later than six months following the date fixed for conversion and with a final maturity of five(5) years from the date fixed for conversion. The Corporation shall have the right to prepay such debt obligation in whole or in part, including the payment of interest to the date of such prepayment. Provision shall be made for the acceleration of maturity of said promissory note at the option of the holder thereof if any installment of interest or principal is not made within 30 days after the due date of any installment of interest or principal. The debt obligations of the Corporation resulting from such conversion shall(unless otherwise determined by the Corporation in its sole discretion) be unsecured, must clearly state on their face that they are not a deposit and are not insured by any Federal agency and must be subordinated in right of payment to all senior indebtedness of the Corporation, and shall contain all other terms and conditions(including without limitation, to the extent necessary, subordination to other liabilities, deposits, and indebtedness of the Corporation or its subsidiaries) required to qualify such debt obligations as “Tier 2 Capital” of the Corporation under the applicable regulations of the Federal Reserve

DEC 1’97 11:22 FR HERRICK FEINSTEIN 12128897577 TO 15184636533 P.10 Board or any successor banking regulatory agency having supervisory jurisdiction over the Corporation. If the Corporation shall convert less than all issued and outstanding shares of Class A Preferred Stock, then the conversion shall be made pro-rata among all holders of Class A Preferred Stock in accordance with the number of shares of Class A Preferred Stock held by them. In all instances, the Board of Directors shall have complete authority to determine upon and take the necessary proceedings fully to effect the conversion of the shares, and the cancellation of the certificates representing such shares. Upon the completion of such conversion proceedings, the rights of holders of the shares of such Class A Preferred Stock which have been converted and called in shall in all respects cease, except that such holders shall be entitled to receive the debt obligation to be delivered to them for their respective shares. Whenever any shares of such Class A Preferred Stock of the Corporation are converted as herein authorized, the Corporation may, by resolution of its Board of Directors, retire such shares. B. Class B Preferred stock. The Class B Preferred Stock shall consist of 2,000,000 shares of par value $.01 per share, which shares shall be non-voting, except as provided herein. The Class B Preferred Stock may be issued from time to time by the Board of

DEC 1’97 11:22 FR HERRICK FEINSTEIN 12128897577 TO 15184636533 P.11 Directors as shares of one or more series of class B Preferred Stock and, subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issue of, or providing for a change in the number of, shares of any particular series and by filing a certificate pursuant to the Business Corporation Law of the State of New York, to establish or change the number of shares to be included in each such series and to fix the designation and relative rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following; (i) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Class B Preferred Stock shall not exceed 2,000,000); (ii) the dividend rate on shares of such series and whether dividends shall be cumulative and, if so, from which date or dates; (iii) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, the amount per share payable in case of redemption, which amount may vary under different conditions and at different

DEC 1’97 11:22 FR HERRICK FEINSTEIN 12128897577 TO 15184636533 P.12 redemption dates, and the manner of selecting shares for redemption if less than all shares of such series are to be redeemed; (iv) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund; (v) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; (vi) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights; (vii)the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation in preference to the Common Stock of the Corporation; (viii)whether or not the holders of shares of such series shall have any preemptive rights with respect to issuance of any class of equity shares of the Corporation, with respect to the granting by the Corporation of rights or options to purchase its equity shares of any class or the issuance of shares or other

DEC 1’97 11:23 FR HERRICK FEINSTEIN 12128897577 TO 15184636533 P.13 securities convertible into or carrying rights or options to purchase its equity shares of any class; and (ix) any other terms, relative rights, preferences and limitations of such series. C. Common Stock. The Common Stock shall consist of 2,000,000 shares of par value $.01 per share. Subject to the rights of the Class A Preferred Stock and Class B Preferred Stock, and except as may be expressly provided by law, the entire voting power for the election of directors and in any corporate proceeding and upon any matter or question whatever pertaining to the Corporation shall be vested exclusively in the holders of the shares of Common Stock, each holder of Common Stock being entitled to one vote per share. D. Subject to the rights of the Class B Preferred Stock, no holder of any class of stock of the Corporation shall be entitled as such, as a matter of right, to any preemptive or preferential right to subscribe for, purchase or receive any part of any new or additional issue of stock of the Corporation of any class whatsoever, or of any notes, bonds, obligations, warrants or other securities, whether or not the same be convertible into or exchangeable for stock of the Corporation of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration, or by way of dividend.

DEC 1’97 11:23 FR HERRICK FEINSTEIN 12128897577 TO 15184636533 P.14 FIFTH: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: c/o Herrick, Feinstein LLP, 2 Park Avenue, New York, New York 10016, Attention: Lawrence M. Levinson, Esq. SIXTH: No director of the Corporation shall have any personal liability to the Corporation or its shareholders for damage resulting from any breach of such director’s duties as a director of the Corporation, provided that this provision shall not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law. SEVENTH: The Corporation shall indemnify any present or former officer or director of the Corporation or the personal representatives thereof, made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or served any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in

DEC l’97 11:23 FR HERRICK FEINSTEIN 12128897577 TO 15184636533 P.15 any capacity at the request of the Corporation, against judgments, fines (including excise tax assessed on such a person in connection with service to an employee benefit plan), amounts paid in settlement and reasonable expenses, including without limitation, court costs, attorneys’ fees and disbursements and those of accountants and other experts and consultants incurred as a result of such action or proceeding or any appeal therein, all of which expenses as incurred shall be advanced by the Corporation pending the final disposition of such action or proceeding. Such required indemnification shall be subject only to the exception that no indemnification may be made to or on behalf of any director or officer in the event and to the extent that a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled (provided, however, that indemnification shall be made upon any successful appeal of any such adverse judgment or final adjudication). For purposes of this article, the Corporation shall be deemed to have requested such present or former officer or director to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan. The foregoing right of indemnification shall not be deemed exclusive of any and other

DEC 1’97 11:24 FR HERRICK FEINSTEIN 12128897577 TO 15184636533 P.16 rights to which any such person, his testator or intestate, may be entitled apart from this provision. IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 1st day of December, 1997. /s/ Lawrence M. Levinson Lawrence M. Levinson Sole Incorporator 2 Park Avenue New York, New York 10016

DEC 1’97 11:19 FR HERRICK FEINSTEIN 12128897577 TO 15184636533 P.02 CT-07 F 971203000 674 RESTATED CERTIFICATE OF INCORPORATION OF METBANK HOLDING CORP. (Under Section 807 of the Business Corporation Law) STATE OF NEW YORK DEPARTMENT OF STATE FILED DEC 0 3 1997 TAX$BY: RECEIVED RECEIVED HERRICK, FEINSTEIN LLP 2 PARK AVENUE, 21ST FLOOR NEW YORK, NEW YORK 10016 (212) 592-1400 971203000703

F990408000363CERTIFICATE OF AMENDMENTOFCERTIFICATE OF INCORPORATIONOFMETBANK HOLDING CORP.(Under Section 805 of the Business Corporation Law)The undersigned, Lawrence M. Levinson, the sole incorporator of METBANK HOLDING CORP., hereby certifies:1. The name of the Corporation is METBANK HOLDING CORP.2. The Certificate of Incorporation was filed by the Department of State on November 24th, 1997.3. The amendment of the Certificate of Incorporation affected by this Certificate of Amendment is to change SECTION A (iv) to ARTICLE FOURTH, which Section sets forth the terms and conditions of the Corporation’s right to convert its Class A Preferred Stock to a debt obligation.4. To accomplish the foregoing amendment, SECTION A (iv) to ARTICLE FOURTH of the Certificate of incorporation is here by amended to read in its entirety as follows:(iv) Corporation’s Right to convert to Debt Obligation. The Corporation shall have the right to convert its Class A Preferred Stock, or any number of shares thereof, to a debt obligation, on the terms and conditions stated herein, at any time by the execution and delivery of the corporation’s promissory note Payable to the holder of Class A preferred Stock so converted, in a principal amount equal to the sum of ten Dollar ($10.00) per share converted together with the amount of any dividends declared but unpaid thereon at the time of conversion and an amount equal to the excess of (a) the unpaid ordinary dividends thereon for all prior calendar years over (b) all supplementary dividends paid thereon, bearing Interest at the rata of eight (8%) percent per annum, payable on the unpaid balance of principal semiannually, interest to run from the date fixed for the conversion, with the principal to be payable at a final maturity of five (5) years from the date fixed for conversion. The Corporation shall have the right to prepay such debt obligation in whole or in part, include the payment of interest to the date of such prepayment. Provision shall be made for the acceleration of maturity of said promissory note at the option of the holder thereof If any installment of interest or principal is not made within 30 days after the due date of any installment of interest or principal. The debt obligations of the Corporation resulting from such conversion shall (unless otherwise determined by the Corporation in its sole discretion) be unsecured must clearly state on their face that they are not a deposit and are not insured by any Federal agency and must be subordinated in right of payment to all senior indebtedness of the Corporation, and shall contain all other terms, and conditions (including without limitation to the extent necessary, subordination to other liabilities, deposits, and indebtedness of the Corporation or its subsidiaries) required to qualify such debt obligations as “Tier 2 Capital”, of the Corporation under the applicable regulations of the Federal Reserve Board Or any successor banking regulatory agency having supervisory jurisdiction over the Corporation.If the Corporation shall convert less than all issued and outstanding shares of Class A Preferred Stock, then the conversion Shall be made pro-rata among all holders of Class A Preferred Stock in Accordance with the number of a shares of Class A Preferred Stock held by them. In all instances, the Board of Directors shall have complete authority to determine upon and take the necessary proceedings fully to effect the conversion of the shares, and the cancellation of the certificates representing such shares.Upon the completion of such conversion proceedings, the rights of holders of the shares of such Class A Preferred Stock which have been converted and called in all respects cease, except that such holders shall be entitled to receive the debt obligation to be delivered to them for their respective sharesWhenever any shares of such Class A Preferred Stock of the Corporation are converted as herein authorized, the Corporation may, by resolution of its Board of Directors, retire such shares”.5. The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by the sole incorporator of the Corporation, pursuant to Section 803(d) of the Business corporation Law. The corporation having no shareholders of record, no subscribers for shares Whose subscriptions have been accepted and no directors.

IN WIINESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 31st day of march, 1999/s/Lawrence M. LevinsonLawrence M. LevinsonSole Incorporator2 Park AvenueNew York, Ncw York 10016

F990408000363

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

METBANK HOLDING CORP.

(Under Section 805 of the Business Corporation Law)

STATE OF NEW YORK
DEPARTMENT OF STATE
APR 08 1999
FILED
TAX $
BY:

DELANEY 90

Filed by: Herrick, Feinstein
2 Park Avenue
New York, New York 10016
Attention: Lawrence M. Levinson, Esq.

4

NYNY2: 1390198 v1/03593-0001/032399

990408000372

F010814000992CERTIFICATE OF AMENDMENTOF THECERTIFICATE Of INCORPORATIONOfMETBANK HOLDING CORP.Under Section 805 of the Business Corporation LawThe undersigned. Leonard Grunstein, being the Chairman of METBANK HOLDING CORP., a corporation organized and existing under the laws of the State of New York (the “Corporation”), hereby certifies as follows1 The name of the Corporation is METBANK HOLDING CORP2 The Corporation’s Certificate of Incorporation was filed with the Secretary of the State of New York on the 24th day of November, 1997. The Certificate of incorporation was amended and restated on the 3rd day of December, 1997 (as amended and restated, the “Certificate of incorporation”)3 The Certificate of incorporation is being amended to effect an increase the number of shares of capital stock that the Corporation may issue from an aggregate of 6,000,000 shares to an aggregate of 12,000,000 shares by (i) increasing the number of shares of Common Stock, per value $0.01 per share, that the Corporation is authorized to issue from 2,000,000 shares to 5,000,000 shares and (ii) increase the number of shares Class A Preferred Stock, par value $0.01 per share, that the Corporation is authorized to issue from 2,000,000 shares to 5,000,000 sharesTo the effect the foregoing, Article “Fourth” of the Certificate of incorporation is hereby unaided as follows(A) The first sentence of the first paragraph of Artical Fourth of the Certificate of incorporation is here by amended and restated to, as so amended, read in its entirety as follows FOURTH The aggregate number of shares which the Corporation shall have authority to issue is Twelve Million (12,000,000), of which Five Million (5,000,000) shares shall be Common Stock, Per value one cent ($01) per share, five million (5,000,000)Shares shall be Class A Preferred Stock, per value one cent ($01) per share; and Two million (2,000,000) shares shall be class B Preferred stock par value one cent ($0.01) per share

(B) The first sentence of Article Fourth A, is amended by replacing the number “2,000,000” set forth there in with the number “5,000,000”(C) The first sentence of Article Fourth C, is amended by replacing the number “2,000,000” set forth therein with the number “5,000,000”5 This Certificate of Amendment has been duly adopted by an alternative vote of a majority of the board followed by an alternative vote of a majority of the corporation’s shareholders entitled to vote hereon at a meeting of shareholders in accordance with section 803(a) of the BCLIN WITNESS WHEREOF the undersigned has signed this certificate of Amendment on this 10th day august 2001/s/ Leonard GrunsteinLeonard GrunsteinChairman

CERTIFICATE OF AMENDMENTOF THE CERTIFICATE OF INCORPORATIONOFMETBANK HOLDING CORP.UNDER SECTION 805 0F THE BUSINESS CORPORATION LAWDRAWDOWNDELANEY - 30STATE OF NEW YORKDEPARTMENT OF STATEFILED BY: AUG 14 2001TAX $BY:FILED BY:BRIDGE SERVICE CORP.277 BROADWAY, SUITE 510NEW YORK, NEW YORK 10007-2001

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF METBANK HOLDING CORP, (Under Section 805 of the Business Corporation Law) FIRST: The name of the corporation is METBANK HOLDING CORP. (the “Corporation”), SECOND The Certificate of Incorporation of the Corporation was filed with the New York Department of State on November 24, 1997, restated on December 3, 1997, amended on April 8, 1999, and amended on August 14, 2001 (as so amended, the “Certificate of Incorporation”)THIRD: Pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board”) by Article FOURTH of the Certificate of Incorporation and pursuant to the provisions of Section 502 of the New York Business Corporation Law, the Board, on June 29, 2005, adopted the following amendment to the Certificate of Incorporation providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of a new series of Class B Preferred Stock, $.01 par value per share (“Class B Preferred Stock”) called Series A Class B Preferred Stock.To effect the foregoing, the Certificate of Incorporation is hereby amended by adding the following as a new Article EIGHTH:A. Number of Shares. Of the 2,000,000 authorized shares of Class B Preferred Stock, 3,200 shares shall be designated as “Series A Class B Preferred Stock” (the “Series A Stock”), the designations and the powers, preferences, rights, qualifications, limitations and restrictions of which are set forth in Sections B through F hereof.B Ranking The Series A Stock shall rank, as to dividends and preference in liquidation, pari passu to the Class A Preferred Stock and any other series of Class B Preferred Stock hereafter designated, and senior and prior to the Common Stock.C Dividends, Each share of Series A Stock shall entitle the holder thereof to ordinary dividends at the rate of three and 69/100 percent (3.69%) percent per annum on the initial issue price thereof of One Thousand Dollars ($1,000) per share (“Ordinary Dividends”), payable out of surplus or net profits when and as declared by the Board of Directors, payable on the 15th day of April in the year in which such Ordinary Dividends are declared. Ordinary Dividends shall be non-cumulative. In addition to the declaration of Ordinary Dividends, the Board of Directors may also declare supplementary dividends payable out of surplus or net profits on the 15th day of April in the year in which such supplementary dividends arc declared (“Supplementary Dividends”), which amount shall not for any year be greater than the excess of (a) all undeclared Ordinary Dividends which the Corporation was permitted to, but did not, declare hereunder (“Undeclared Ordinary Dividends”) with respect to all calendar years prior to such year over (b) Supplementary Dividends declared and paid for all such prior calendar years. Supplementary Dividends shall be non-cumulative. No dividends shall be paid or set aside for shares of Common Stock (or any class or series of stock entitled to participate therewith as to dividends) unless (x) the full amount of any Ordinary Dividends and Supplementary Dividends for the then current calendar year shall have been paid, or declared and set aside for payment and (y) the full amount of the dividends payable for the then current calendar year on the Class A Preferred Stock shall have been paid, or declared and set aside for payment.D Liquidation Preference. Upon dissolution or liquidation, or the sale of all or substantially all of the assets of the Corporation, the holders of Series A Stock shall first be entitled to receive, out of the net assets of the Corporation, after all appropriate reserves, the sum equal to the initial issue price thereof of One Thousand Dollars ($1,000) per share plus any Ordinary Dividends declared but unpaid plus an amount equal to the excess of (a) all Undeclared Ordinary Dividends for all calendar years prior to the year in which such dissolution or liquidation occurs over (b) all Supplementary Dividends paid during such years, all without interest. Neither the consolidation or merger of the Corporation with any other entity, nor the sale of all or any shares of capital stock of the Corporation, shall be considered as a dissolution of the Corporation for these purposes.E. Corporation’s Right to Redeem. The Corporation shall have the right to redeem all of its outstanding Series A Stock, or any number of shares thereof, at any time by paying to the holders thereof the sum of One Thousand Dollars ($1,000) per share redeemed plus the amount of any Ordinary Dividends declared but unpaid thereon at the time of redemption plus an amount equal to the excess of (a) all Undeclared Ordinary Dividends for all calendar years prior to the year in which such redemption occurs over (b) all Supplementary Dividends paid during those years, all without interestThe Corporation may apply toward the purchase or redemption of its Series A Stock as herein provided any part of its surplus funds of an amount of its stated capital which shall not be greater than the stated capital represented by the shares purchased or redeemed, but under no circumstances shall the Corporation apply any other funds or any further part of its stated capital toward the purchase or redemption of such stock. The purchase or redemption of any such stock shall not be made where the effect of any such purchase or redemption and application of stated capital thereto shall be to reduce the net assets of the Corporation below the stated capital remaining after giving effect to the cancellation of such shares, or tithe Corporation is insolvent or would thereby be made insolvent.If the Corporation shall redeem less than all issued and outstanding shares of Series A Stock, then the redemption shall be made pro-rata among all holders of Series A Stock in accordance with the number of shares of Series A Stock held by them. In all instances, the Board of Directors shall have complete authority to determine upon and take the necessary proceedings fully to effect the purchase or redemption of the shares, and the cancellation of the certificates representing such shares. Upon the completion of such proceedings, the rights of holders of the shares of such Series A Stock which have been redeemed and called in shall in all respects cease, except that such holders shall be entitled to receive the redemption price for their respective shares.Whenever any shares of such Series A Stock of the Corporation are purchased or redeemed as herein authorized, the Corporation may, by resolution of its Board of Directors, retire such shares.F Automatic Conversion(i) If at any time the Corporation effects a Qualified Offering, (a) each share of Series A Stock shall be automatically converted into such number of fully paid and nonassessable shares of Common Stock determined by (i) multiplying the number of shares of Series A Stock to be convened by One Thousand Dollars ($1,000) end (ii) dividing such result by the price per share of Common Stock offered under the Qualified Offering and (b) each holder of shares of Series A Stock shall promptly, but in no case later than 20 dos after the completion of the first sale of stock tinder such Qualified Offering, surrender to the Corporation the certificates representing such shares of convened Series A Stock. If after converting the Series A Stock pursuant to this Section F, a holder would otherwise be entitled to receive a fractional share of Common Stock, such fractional share shall be adjusted upward (and not downward) to the nearest whole share of Common Stock, As used herein, the term “Qualified Offering” means an offering consummated after the date hereof that gives each holder of shares of Common Stock the right, exercisable for cash at the same price

JUN 29 2005 14.30 FR DECHERT PRICE TO 917034155217 P 05and on the same terms as are offered to all other holders of shares of Common Stock, to acquire such number of shares of Common Stock that when added to the number of shares of Common Stock issuable pursuant to the automatic conversion of all the shares of Series A Stock owned by such holder, will allow such holder (upon exercise of such right) to maintain the same percentage ownership of all shares of Common Stock outstanding as such shareholder held prior to the issuance of the Series A Stock.(ii) Within 20 days after receipt by the Corporation of the certificates representing the shares of converted Series A Stock, the Corporation shell (x) pay to the holder of such shares of Series A Stock (i) all declared and unpaid Ordinary Dividends and (ii) an amount equal to the excess of (a) all Undeclared Ordinary Dividends for all calendar year prior to the year in which such conversion occurs over (b) all Supplementary Dividends paid during those years, all without interest, and (y) issue and deliver, or cause to be issued and delivered, to the holder, registered in such name as such holder may direct, a certificate for the number of Whole shares of Common Stock issuable upon the conversion of such shares of Series A Stock. To the extent pertained by law, such conversion shall be deemed to have been effected as of the close of business on the date on which the first sale is completed under the Qualified Offering, and at such time the rights of the holder of such shares of Series A Stock shall cease, and the person in whose name any certificate for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby.FOURTH: This Certificate of Amendment has been duly adopted by an affirmative vote of the majority of the directors present at a Board meeting in which quorum was present.IN WITNESS WHEREOF ,I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 29th day of June, 2005./s/ Mask DelanoMask DelanoPresident** TOTAL PAGE.05 **

F 050630000 453

2005 JUN 30 AM 11:46

FILED

CERTIFICATE OF AMENDMENT

OF

METBANK HOLDING CORP.

Under Section 805 of the Business Corporation Law

JCC

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED JUN 30 2005
TAX $ 10
BY DAC

Filed by: DECHERT
22nd Floor
30 Rockefeller Plaza
New York, NY 10112
Cust.Ref.#457006MTS

DRAWDOWN

CSC 45
DRAW DOWN

5

478

F050928000541CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATIONOFMETBANK HOLDING CORP(Under Section 805 of the Business Corporation Law)FIRST: The name of the corporation is METBANK HOLDING CORP. (the “Corporation”).SECOND. The Certificate of Incorporation of the Corporation was filed with the New York Department of State on November 24, 1997, restated on December 3, 1997, amended on April 8, 1999, amended on August 14, 2001 and amended on June 30, 2005 (as so amended, the “Certificate of incorporation”)THIRD. Pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by Article FOURTH of the Certificate of Incorporation and pursuant to the provisions of Section 502 of the New York Business Corporation Law, the Board of Directors, on September 11 2005, adopted the following amendment to the Certificate of Incorporation providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of a new series of Class B Preferred Stock, $ 01 par value per share (“Class B Preferred Stock”) called Series B Class B Preferred Stock.To effect the foregoing, the Certificate of Incorporation is hereby amended by adding the following as a new Article NINTH.A. Number of Shares. Of the 2,000,000 authorized shares of Class B Preferred Stock, 35,000 shares shall be designated as “Series B Class B Preferred Stock” (the “Series 13 Stock”), the designations and the powers, preferences, rights, qualifications, limitations and restrictions of which are set forth in Sections B through F hereof.B. Ranking The Series B Stock shall rank, as to dividends and preference in liquidation, part passu to the Class A Preferred Stock, the Series A Stock and any other series of Class B Preferred Stock hereafter designated, and senior and prior to the Common Stock.C. Dividends. Each share of Series B Stock shall entitle the holder thereof to ordinary dividends at the rate of three and 69/100 percent (3.69%) per annum on the initial issue price thereof of One Thousand Dollars ($1,000) per share (“Series B Ordinary Dividends”), payable out of surplus or net profits when and as declared by the Board of Directors, payable on the 15th day of April in the year in which such Series B Ordinary Dividends are declared. Series B Ordinary Dividends shall be non-cumulative. In addition to the declaration of Series B Ordinary Dividends, the Board of Directors may also declare supplementary dividends11654614 6 BUSINESS payable out of surplus or net profits on the 15th day of April in the year in which such supplementary dividends are declared (“Series 13 Supplementary Dividends”), which amount shall not for any year be greater than the excess of (a) all undeclared Series B Ordinary Dividends which the Corporation was permitted to, but did not, declare hereunder (“Undeclared Series B Ordinary Dividends”) with respect to all calendar years prior to such year over (b) Series B Supplementary Dividends declared and paid for all such prior calendar years Series B Supplementary Dividends shall be non-cumulative. No dividends shall be paid or set aside for shares of Common Stock (or any class or series of stock entitled to participate therewith as to dividends) unless (x) the full amount of any Series B Ordinary Dividends and Series B Supplementary Dividends for the then current calendar year shall have been paid, or declared and set aside for payment and (y) the full amount of the dividends payable for the then current calendar year on the Class A Preferred Stock and the Series A Stock shall have been paid, or declared and set aside for payment.D. Liquidation Preference Upon dissolution or liquidation, or the sale of all or substantially all of the assets of the Corporation, the holders of Series B Stock shall first be entitled to receive, out of the net assets of the Corporation, after all appropriate reserves, the sum equal to the initial issue price thereof of One Thousand Dollars ($1,000) per share plus any Series B Ordinary Dividends declared but unpaid plus an amount equal to the excess of (a) all Undeclared Series B Ordinary Dividends for all calendar years prior to the year in which such dissolution or liquidation occurs over (b) all Series B Supplementary Dividends paid during such years, all without interest Neither the consolidation or merger of the Corporation with any other entity, nor the sale of all or any shares of capital stock of the Corporation, shall be considered as a dissolution of the Corporation for these purposes.E. Corporation’s Right to Redeem If the Corporation shall have entered into a letter of intent with any entity providing for a Sale Transaction prior to the Series B Conversion Date (as defined in Article NINTH Section F), then upon entering into such letter of intent, the Corporation shall redeem all of its issued and outstanding shares of Series B Stock by paying to the holders thereof the sum of One Thousand Dollars ($1,000) per share redeemed plus the amount of any Series B Ordinary Dividends declared but unpaid thereon at the time of redemption plus an amount equal to the excess of (a) all Undeclared Series B Ordinary Dividends for all calendar years prior to the year in which such redemption occurs over (b) all Series B Supplementary Dividends paid during those years, all without interest. As used herein, the term “Sale Transaction” means the acquisition by any entity of ail11654614 6 BUSINLSS of the equity interests of the Corporation or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with such entity.The Corporation may apply toward the purchase or redemption of its Series B Stock as herein provided any part of its surplus funds or an amount of its stated capital which shall not be greater than the stated capital represented by the shares purchased or redeemed, but under no circumstances shall the Corporation apply any other funds or any further part of its stated capital toward the purchase or redemption of such stock. The purchase or redemption of any such stock shall not be made where the effect of any such purchase or redemption and application of stated capital thereto shall be to reduce the net assets of the Corporation below the stated capital remaining after giving effect to the cancellation of such shares, or if the Corporation is insolvent or would thereby be made insolvent.If the Corporation shall redeem less than all issued and outstanding shares of Series B Stock, then the redemption shall be made pro-rate among all holders of Series B Stock in accordance with the number of shares of Series B Stock held by them. In all instances, the Board of Directors shall have complete authority to determine upon and take the necessary proceedings fully to effect the purchase or redemption of the shares, and the cancellation of the certificates representing such shares. Upon the completion of such proceedings, the rights of holders of the shares of such Series B Stock which have been redeemed and called in shall all respects cease, except that such holders shall be entitled to receive the redemption price for their respective shares.Whenever any shares of such Series B Stock of the Corporation are purchased or redeemed as herein authorized, the Corporation may, by resolution of its Board of Directors, retire such shares.F Automatic Conversion. (i) If on or before September 26, 2005, or such later date, determined by the Corporation in its solo discretion, upon which the Corporation terminates the offering of Series B Stock made pursuant to the Corporation’s Confidential Private Offering Memorandum dated August 29, 2005, (the “Series B Conversion Date”), the Corporation shall not have entered into a letter of intent with any entity providing for a Sale Transaction, (a) each share of Series B Stock shall be automatically converted into such number of fully paid and nonassessable shares of Common Stock determined by dividing (i) the sum of the One Thousand Dollars ($1,000) per share original issuance price of such share, plus the amount of any Series B Ordinary Dividends declared but unpaidI 1654614 6 BUSINES S thereon immediately prior to the Series B Conversion Date plus an amount equal to the excess of (x) all Undeclared Series B Ordinary Dividends for all calendar years prior to the year in which the Series B Conversion Date occurs over (y) all Series B Supplementary Dividends paid during those years, all without interest, by (ii) Thirty Dollars ($30) and (b) each holder of shares of Series B Stock shall promptly, but in no case later than 20 days after the Series B Conversion Date, surrender to the Corporation the certificates representing such shares of converted Series B Stock. No fractional shares of Common Stock shall be issued upon conversion of Series B Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Stock to the same holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fractional share. If after converting the Series B Stock of such holder pursuant to this Section F, a holder would otherwise be entitled to receive a fractional share of Common Stock, such fractional share shall be adjusted upward (and not downward) to the nearest whole share of Common Stock.(ii) To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the Series B Conversion Date, and at such time the rights of the holder of such shares of Series B Stock shall cease, and the person in whose name any certificate for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby. Promptly following the Series B Conversion Date, the Corporation shall issue and deliver, or cause to be issued and delivered, to each holder of Series B Stock, registered in such name as such holder may direct, a certificate for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Stock.FOURTH: This Certificate of Amendment has been duly adopted by an affirmative vote of the majority of the directors present at a meeting of the Board of Directors in which quorum was present.IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 21 day of September, 2005./s/ Mark DeFazioMark DeFazioPresident11654614 6 BUSINESS

F050928000541

FILED
2005 SEP 28 PM 12:04

CERTIFICATE OF AMENDMENT

OF

METBANK HOLDING CORP.

Under Section 802 of the Business Corporation Law

RECEIVED
2005 SEP 23 PM 3:01

lcc

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED SEP 28 2005
TAX $ 0
BY: pad
New York

FILED BY:
DECHERT
22nd Floor
30 Rockefeller Plaza
New York, NY 10112
Cust. Ref#614012JBA

DRAWDOWN

CSC 45 5

572

070103000 827

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

METBANK HOLDING CORP.

(Under Section 805 of the Business Corporation Law)

---

1. The name of the Corporation is METBANK HOLDING CORP. (the "Corporation").

2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of New York on November 24, 1997.

3. The Certificate of Incorporation of the Corporation is amended to change the corporate name of the Corporation from MetBank Holding Corp. to Metropolitan Bank Holding Corp.

To effect the foregoing, Article "FIRST" of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

> FIRST: The name of the corporation is METROPOLITAN BANK HOLDING CORP., hereinafter sometimes called the "Corporation".

4. This Certificate of Amendment was authorized by the consent of the Board of Directors of the Corporation at a duly convened meeting of the Board of Directors, and by the consent of the holders of all outstanding shares of common stock of the Corporation at a duly convened meeting of the shareholders.

5. This Certificate of Amendment is dated this 3rd day of January, 2007 and the amendment to the Corporation's Certificate of Amendment shall be effective at 5:00 pm on such date.

By: [signature]
Name: Mark R. DeFazio
Title: President

CSC 45
DRAW DOWN

State of new yorkBanking DepartmentI, Sara A. Kelsey, Deputy Superintendent of Banks of the State of New York, hereby approve, pursuant to the New York Business Corporation Law Section 30(a)(5)(B), as amended, the use of the word or a derivative of the word “bank” in the name of METROPOLITAN BANK HOLDING CORP.Witness, my hand and official seal of the Ranking Department at the City ofNew York, this 30th day of November in the Year two thousand six.Deputy Superintendent of BanksCSC 45DRAW DOWN

070103000827

FILED 2007 JAN -3 PM 1:27

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

METBANK HOLDING CORP.

(Under Section 805 of the Business Corporation Law)

ICC

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED JAN 03 2007
TAX $
BY:

NEW YORK

2007 JAN -3 PM 1:14 RECEIVED

HERRICK, FEINSTEIN LLP
2 PARK AVENUE,
NEW YORK, NEW YORK 10016
(212) 592-1400

CSC 45
DRAW DOWN

CUSTOMER REF. #
695672MTS

888

HF 3464319v.1 #03593/0054

3

091105000648 CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF METROPOLITAN BANK HOLDING CORP. (Under Section 805 of the Business Corporation Law) FIRST: The name of the corporation is METROPOLITAN BANK HOLDING CORP. (the “Corporation”). SECOND: The Certificate of Incorporation of the Corporation was filed with the New York Department of State on November 24, 1997 under the original name of MetBank Holding Corp., restated on December 3, 1997, amended on April 8, 1999, amended on August 14, 2001, amended on June 30, 2005, amended on September 28, 2005, and amended on January 3, 2007 (as so amended, the “Certificate of Incorporation”). THIRD: Pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board”) by Article FOURTH of the Certificate of Incorporation and pursuant to the provisions of Section 502 of the New York Business Corporation Law, the Board, on September 17, 2009, adopted the following amendment to the Certificate of Incorporation providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of a new series of Class B Preferred Stock, $.01 par value per share (“Class B Preferred Stock”) called Series C Class B Preferred Stock. To effect the foregoing, the Certificate of Incorporation is hereby amended by adding the following as a new Article TENTH: A. Number of Shares. Of the 2,000,000 authorized shares of Class B Preferred Stock, 2,500 shares shall be designated as “Series C Class B Preferred Stock” (the “Series C Stock”), the designations and the powers, preferences, rights, qualifications, limitations and restrictions of which are set forth in Sections B through G hereof. B. Ranking. The Series C Stock shall rank, as to dividends and preference in liquidation, pari passu to the Class A Preferred Stock and any other series of the Class B Preferred Stock hereinbefore, now or hereafter designated, and senior and prior to the Common Stock. C. No Voting Rights. The Series C Stock shall be non-voting, except as provided in the Certificate of Incorporation, as amended, or as required by law. D. Amendments. In connection with authorizing, effecting or validating any action which amends or alters in any materially adverse manner the designations, powers, rights, preferences or privileges of, or the qualifications, limitations or restrictions of the Series C Stock, the consent of holders of 66 2/3% of all shares of the Series C Stock at the time outstanding, given in person or by proxy, by a vote at a meeting called for such purpose, or by written consent in lieu thereof, at which holders of shares of Series C Stock shall vote together as a separate class, shall be necessary and required. Any other action which amends or alters the designations, powers, rights, preferences or privileges of, or the qualifications, 091105000648 limitations or restrictions of the Series C Stock, shall be subject to authorization as provided for in Section 803 of the New York Business Corporation Law. E. Dividends. Each share of Series C Stock shall entitle the holder thereof to ordinary dividends at the rate of eight and 00/100 (8.00%) percent per annum on the initial issue price thereof of One Thousand Dollars ($1,000) (“Initial Issue Price”) per share (“Ordinary Dividends”), payable out of surplus or net profits when and as declared by the Board of Directors, payable on the 15th day of April in the year in which such Ordinary Dividends are declared, Ordinary Dividends shall be non-cumulative. In addition to the declaration of Ordinary Dividends, the Board of Directors may also declare supplementary dividends payable out of surplus or net profits on the 15th day of April in the year in which such supplementary dividends are declared (“Supplementary Dividends”), which amount shall not for any year be greater than the excess of (a) all undeclared Ordinary Dividends which the Corporation was permitted to, but did not, declare hereunder (“Undeclared Ordinary Dividends”) with respect to all calendar years prior to such year over (b) Supplementary Dividends declared and paid for all such prior calendar years. Supplementary Dividends shall be non-cumulative. No dividends shall be paid or set aside for shares of Common Stock (or any class or series of stock entitled to participate therewith as to dividends) unless (x) the full amount of any Ordinary Dividends and Supplementary Dividends for the then current calendar year shall have been paid, or declared and set aside for payment and (y) the full amount of the dividends payable for the then-current calendar year on the Class A Preferred Stock shall have been paid, or declared and set aside for payment, Upon the exercise of any conversion right provided for in Section G below, no Undeclared Ordinary Dividends shall accrue or be payable for any purposes hereunder with respect to any such shares converted, and all rights to receive payment of any dividends thereon shall be deemed: (i) void ab initio, and (ii) to have never accrued. For purposes of clarification, no Undeclared Ordinary Dividends shall be payable with respect to any share of Series C Stock that is converted into Common Stock upon the exercise by the holder of such share of Series C Stock of any conversion option set forth in Section G below. F. Liquidation Preference. Upon dissolution or liquidation, or the sale of all or substantially all of the assets of the Corporation, the holders of Series C Stock shall first be entitled to receive, out of the net assets of the Corporation, after all appropriate reserves, the sum equal to the Initial Issue Price per sham plus any Ordinary Dividends declared but unpaid plus an amount equal to the excess of (a) all Undeclared Ordinary Dividends for all calendar years prior to the year in which such dissolution or liquidation occurs over (b) all Supplementary Dividends paid during such years, all without interest. Neither the consolidation or merger of the Corporation with any other entity, nor the sale of all or any shares of capital stock of the Corporation, shall be considered as a dissolution of the Corporation for these purposes. Upon the exercise of any conversion right provided for in Section G below, no Undeclared (Ordinary Dividends shall accrue or be payable for any purposes hereunder, including, without limitation, the determination of any liquidation preference, with respect to any such shares converted, and all rights to receive payment of any dividends thereon shall be deemed: (i) void ab initio, and (ii) to have never accrued. For purposes of clarification, no Undeclared Ordinary Dividends shall be payable with respect to any share of Series C Stock that is converted into Common Stock upon the exercise by the holder of such share of Series C Stock of any conversion option set forth in Section G below. G. Conversion Rights. The holders of shares of Series C Stock may convert all or any portion of such shares into Common Stock at any time commencing with the date of issuance of such shares of Series C Stock and ending at 5 P.M. New York time on the second anniversary of the date of issuance, TIME BEING OF THE ESSENCE (the “Conversion Expiration Date”), (i) Upon the written election of the holder thereof and without payment of any additional consideration, each outstanding share of Series C Stock held by such holder shall be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) the Initial Issue Price per share (i.e., $1,000 per share), by (B) the Conversion Price at the time in effect for such Series C Stock The number of shares to be issued upon conversion shall be determined without regard or consideration to the amount of Undeclared Ordinary Dividends or any declared, but unpaid, Ordinary Dividends. The initial “Conversion Price” per share for shares of Series C Stock shall be $20, subject to adjustment as set forth in Section G(iv). Any election by a holder of Series C Stock pursuant to this Section G(i) shall be made by written notice to the Corporation, and such notice may be given at any time and from time to time after the date of issuance of Series C Stock and prior to the Conversion Expiration Date. Any shares of Series C Stock that arc not converted prior to the Conversion Expiration Date shall continue to be outstanding, but without any rights of conversion. (ii) Upon election to convert pursuant to Section G(i), the relevant holder or holders of Series C Stock shall surrender the certificate or certificates representing the Series C Stock being converted to the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or shall deliver an affidavit of loss to the Corporation, at its principal executive office or such other place as the Corporation may from time to time designate by notice to the holders of the Series C Stock. Upon surrender of such certificate(s) or delivery of an affidavit of loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. The issuance of certificates for Common Stock upon conversion of Series C Stock shall be deemed effective as of the date of surrender of such Series C Stock certificates or delivery of such affidavit of loss and will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

(iii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Stock, such number of its shares of Common Stock as shalt from time to time be sufficient to effect the conversion of all outstanding shares of Series C Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series C Stock, the Corporation will take such corporate action as may be necessary to increase the number of its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, and to reserve the appropriate number of shares of Common Stock for issuance upon such conversion. (iv) If and whenever after the date this Certificate of Amendment is filed with the Department of State of New York (the “Filing Date”), the Corporation shall issue or sell any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, then, upon such issuance or sale the Conversion Price shall be reduced to such lesser amount. Notwithstanding anything herein contained to the contrary, nothing herein shall require any adjustment to the Conversion Price upon the issuance of any shares of Common Stock in accordance with the Corporation’s 1999 Option Plan, the Corporation’s 2009 Equity Incentive Plan, each as in effect on the Filing Date, as such plans may be amended in accordance with their respective terms, or any other options, warrants or rights issued and outstanding as of the Filing Date. In case any shares of Common Stock shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration received as reasonably determined in good faith by the Board of Directors of the Corporation. (v) In case the Corporation shall at any time after the Filing Date subdivide its outstanding shares of Common Stock into a greater number of shares (by any stock split, stock dividend or otherwise), the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the Corporation shall at any time after the Filing Date combine its outstanding shares of Common Stock into a smaller number of shares (by any reverse stock split or otherwise), the Conversion Price in effect immediately prior to such combination shall be proportionately increased. The subdivision of the Corporation’s shares of Common Stock into a greater number of shares shall not be deemed an event that results in adjustment of the Conversion Price in accordance with Section G(iv). (vi) If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series C Stock shall thereupon have the right, but not the obligation, to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series C Stock, as the case may be, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. (vii) Upon any merger or consolidation of the Corporation with another corporation or business entity, each share of Series C Stock shall remain outstanding and shall thereafter be convertible into the kind and amount of securities or other property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such shares of Series C Stock would have been entitled upon such merger or consolidation. FOURTH: This Certificate of Amendment has been duly adopted by an affirmative vote of the majority of the directors present at a Board meeting in which quorum was present. FIFTH: IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 4th day of November, 2009. /s/ Mark DeFazio Mark DeFazio President

091105000648 CSC 45 DRAW DOWN FILED 2009 NOV – 5 PM 2.30 CERTIFICATE OF AMENDMENT OF METROPOLITAN BANK HOLDING CORP. Under Section 805 of the Business Corporation Law Filed by: Herrick, Feinstein LLP 2 Park Avenue New York, NY 10016 Cruet Ref # 17863/MPJ HF 5308785v. #03593/0091 STATE OF NEW YORK DEPARTMENT OF STATE FILED NOV 05 2009 Taxs By: 2009 NOV -5 PM 1:35 09110500715

09/28/2011 12:25 FAX 3026745266 005/007 110928001037 CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF METROPOLITAN BANK HOLDING CORP. (Under Section 805 of the Business Corporation Law) The undersigned, hereby certifies: 1. The name of the Corporation is METROPOLITAN BANK HOLDING CORP. (the “Corporation”). 2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of New York on November 24, 1997. The name of the Corporation on the date that the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of New York was METBANK HOLDING CORP. 3. The Certificate of Incorporation of the Corporation being amended to effect an increase in the number of shares of capital stock that the Corporation may issue from an aggregate of 12,000,000 shares to an aggregate of 17,000,000 shares by increasing the number of shares of Common Stock, par value $0.01 per share, that the Corporation is authorized to issue from 5,000,000 shares to 10,000,000. To effect the foregoing, the first sentence of the first paragraph of Article “FOURTH” of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows: FOURTH: The aggregate number of shares which the Corporation shall have the authority to Issue is Seventeen Wilton (17,000,000) of which Ten Million (10,000,000) shares shall be Common Stock, par value one cent ($0.01) per share, Five Million (5,000,000) shares shall be Class A Preferred Stock, par value one cent ($0.01) per share, and Two Million (2,000,000) shares shall be Class B Preferred Stock, par value one cent ($0.01) per share. 4. This Certificate of Amendment was authorized by the consent of the Board of Directors of the Corporation at a duly convened meeting of the Board of Directors, and by the consent of the holders of a majority of all outstanding shares of common stock of the Corporation at a duly convened meeting of the shareholders in accordance with 803(a) of the Business Corporation Law. 5, This Certificate of Amendment is dated this 22th day of September, 2011 and the amendment to the Corporation’s Certificate of Incorporation shall be effective at 5:00 pm on such date. 110928001037

08/28/2011 12:25 FAX 3026745288 0006/007 IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment. By:/s/ Mark R. DeFazio Name: Mark R. DeFazio Title: President

09/28/2011 12:25 FAX 2028745268 g1007/007 110928001037 CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF METROPOLITAN BANK HOLDING CORP. (Under Section $05 of the Business Corporation Law) STATE4OF MY YORK DEPARTMENT Of STATE FLED SEP 28 2011 TINA BONOVICH TAXS 25 NRAI SERVICES, LLC BY: 160 GREENTREE DRIVE, SUITE 101 New York DOVER, DELAWARE 19904 (302)674-4089 2011 SEP 28 PM 1:04 FILED 2011 SEP 28 PM par - 25 1108

120313000844 CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF METROPOLITAN BANK HOLDING CORP. (Under Section 805 of the Business Corporation Law) FIRST: The name of the corporation is METROPOLITAN BANK HOLDING CORP. (the “Corporation”). SECOND: The Certificate of Incorporation of the Corporation was filed with the New York Department of State on November 24, 1997 under the name MetBank Holding Corp. THIRD: Pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board”) by Article FOURTH of the Certificate of Incorporation, which authorizes 2,000,000 shares of Class B Preferred Stock, par value $0.01 per share (“Class B Preferred Stock”), and pursuant to the provisions of Section 502 of the New York Business Corporation Law, the Board, on March 12, 2012, adopted the following amendment to the Certificate of Incorporation providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of a new series of Class B Preferred Stock hereby designated as the Series D Class B Preferred Stock of the Corporation. To effect the foregoing, the Certificate of Incorporation is hereby amended by adding the following as a new Article ELEVENTH: ELEVENTH: A. Number of Shares. Of the 2,000,000 authorized shares of Class B Preferred Stock, 2,000 shares shall be designated as “Series D Class B Preferred Stock” (the “Series D Stock”), the designations and the powers, preferences, rights, qualifications, limitations and restrictions of which are set forth in Sections B through F hereof. B. Ranking. The Series D Stock shall rank, as to dividends and preference in liquidation, pari passu to the Class A Preferred Stock and any other series of the Class B Preferred Stock issued and outstanding on the date of the issuance of any Series D Stock or hereafter designated, and senior and prior to the Common Stock. C. No Voting Rights, The Series D Stock shall be non-voting, except as provided in the Certificate of Incorporation, as amended, or as required by law. D. Amendments. In connection with authorizing, effecting or validating any action which amends or alters in any materially adverse manner the designations, powers, rights, preferences or privileges of, or the qualifications, limitations or restrictions of the Series D Stock, the consent of holders of 66 2/3% of all shares of the Series D Stock at the time outstanding, given in person or by proxy, by a vote at a meeting called for such purpose, or by written consent in lieu thereof, at which holders of shares of Series D Stock shall vote together as a separate class, shall be necessary and required. Any other action which amends or alters the designations, powers, rights, preferences or privileges of, or the qualifications, limitations or HF 7269876v.2 #03593/0141 120313000844 restrictions of the Series D Stock, shall be subject to authorization as provided for in Section 803 of the New York Business Corporation Law.E. Dividends. Each share of Series D Stock shall entitle the holder thereof to ordinary dividends at the rate of thirteen and 00/100 percent (13.00%) percent per annum on the initial issue price thereof of One Thousand Dollars ($1,000) (“Initial Issue Price”) per share (“Ordinary Dividends”), payable out of surplus or net profits when and as declared by the Board of Directors, payable on the 15th day of April in the year in which such Ordinary Dividends are declared. Ordinary Dividends shall be non-cumulative (i.e., Ordinary Dividends shall accrue from time to time but shall not be compounded). In addition to the declaration of Ordinary Dividends, the Board of Directors may also declare supplementary dividends payable out of surplus or net profits on the 15th day of April in the year in which such supplementary dividends are declared (“Supplementary Dividends”), which amount shall not for any year be greater than the excess of (a) all undeclared Ordinary Dividends which the Corporation was permitted to, but did not, declare hereunder (“Undeclared Ordinary Dividends”) with respect to all calendar years prior to such year over (b) Supplementary Dividends declared and paid for all such prior calendar years. Supplementary Dividends shall be non-cumulative (i,e., Supplementary Dividends shall accrue from time to time once declared but shall not be compounded). No dividends shall be paid or set aside for shares of Common Stock (or any class or series of stock entitled to participate therewith as to dividends) unless (x) the full amount of any Ordinary Dividends and Supplementary Dividends (including accrued Ordinary Dividends and Supplementary Dividends that have accrued from prior years but not yet paid) for the then current calendar year shall have been paid, or declared and set aside for payment and (y) the full amount of the dividends payable for the then current calendar year on the Class A Preferred Stock shall have been paid, or declared and set aside for payment.F. Liquidation Preference. Upon dissolution or liquidation, or the sale of all or substantially all of the assets of the Corporation, the holders of Series D Stock shall first be entitled to receive, out of the net assets of the Corporation, after all appropriate reserves, the sum equal to the Initial Issue Price per share plus any Ordinary Dividends declared but unpaid plus an amount equal to the excess of (a) all Undeclared Ordinary Dividends for all calendar years prior to the year in which such dissolution or liquidation occurs over (b) all Supplementary Dividends paid during such years, all without interest. Neither the consolidation nor merger of the Corporation with any other entity, nor the sale of all or any shares of capital stock of the Corporation, shall be considered a dissolution of the Corporation for these purposes.FOURTH: This Certificate of Amendment has been duly adopted by an affirmative vote of the majority of the directors present at a Board meeting in which quorum was present,[continued on the following page]

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 12th day of March, 2012. /s/ Mark DeFazio Mark DeFazio President

120313000844CERTIFICATE OF AMENDMENT OF THECERTIFICATE OF INCORPORATIONOFMETROPOLITAN BANK HOLDING CORP.UNDER SECTION 805 OF THE BUSINESS CORPORATION LAWDRAWD OWN DELANEY – 30 STATE OF NEW YORK DEPARTMENT OF STATE FILED MAR 13 2012 TAX $ BY: FILED BY:HERRICK, FEINSTEIN LLPTWO PARK AVENUENEW YORK, NEW YORK 10016

CSC 45
DRAW DOWN

130125000332

**CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION
OF
METROPOLITAN BANK HOLDING CORP.
(Under Section 805 of the Business Corporation Law)**

FIRST: The name of the corporation is METROPOLITAN BANK HOLDING CORP. (the "Corporation").

SECOND: The Certificate of Incorporation of the Corporation was filed with the New York Department of State on November 24, 1997 under the name MetBank Holding Corp.

THIRD: Pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by Article FOURTH of the Certificate of Incorporation, which authorizes 2,000,000 shares of Class B Preferred Stock, par value $0.01 per share ("Class B Preferred Stock"), and pursuant to the provisions of Section 502 of the New York Business Corporation Law, the Board, on December 31, 2012, adopted the following amendment to the Certificate of Incorporation providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of a new series of Class B Preferred Stock hereby designated as the Series E Class B Preferred Stock of the Corporation.

To effect the foregoing, the Certificate of Incorporation is hereby amended by adding the following as a new Article TWELFTH:

<u>TWELFTH</u>:

A. <u>Number of Shares</u>. Of the 2,000,000 authorized shares of Class B Preferred Stock, sixty thousand (60,000) shares shall be designated as "Series E Class B Preferred Stock" (the "<u>Series E Stock</u>"), the designations and the powers, preferences, rights, qualifications, limitations and restrictions of which are set forth in this Article TWELFTH.

B. <u>Stated Value</u>. The stated value per share of the Series E Stock, which on the date of original issuance shall be equal to the amount of consideration of the par value and the additional paid in capital paid to the Corporation for each share of Series E Stock, is equal to twenty dollars ($20.00).

C. <u>Ranking</u>. The Series E Stock shall rank, as to dividends and preference in liquidation, *pari passu* to the Common Stock.

D. <u>No Voting Rights</u>. Until the Series E Stock is converted to Common Stock as provided for in Section H of this Article TWELTH, the Series E Stock shall be non-voting, except to the extent specifically required by the New York Business Corporation Law and any voting rights of the Series E Stock required by the New York Business Corporation Law shall be together with the shares of the Common Stock voting as a single class where the holders of all of the shares of the issued and

{Clients/1217/00179800.DOC/ }

1

130125000332

outstanding Series E Stock shall be entitled to not more than one (1) vote per share of Series E Stock. E. Amendments. Notwithstanding the provisions of Section D of this Article TWELFTH, in connection with authorizing, effecting or validating any action which amends or alters in any materially adverse manner the designations, powers, rights, preferences or privileges of, or the qualifications, limitations or restrictions of the Series E Stock, the consent of holders of 66 2/3% of all shares of the Series E Stock at the time outstanding, given in person or by proxy, by a vote at a meeting called for such purpose, or by written consent in lieu thereof, at which holders of shares of Series E Stock shall vote together as a separate class, shall be necessary and required. Any other action which amends or alters the designations, powers, rights, preferences or privileges of, or the qualifications, limitations or restrictions of the Series E Stock, shall be subject to authorization as provided for in Section 803 of the New York Business Corporation Law. F. Dividends. No dividends will be paid on account of any shares of the Series E Stock and holders of the Series E Stock shall not have any right to any dividends or other distributions on account of their ownership of any shares of Series E Stock, except, that each share of Series E Stock shall be entitled and paid any dividend declared and paid on account of a share of Common Stock of the Corporation.G. Liquidation Preference. Upon dissolution, liquidation or winding up of the Corporation, the holder of the Series E Stock that has not been converted to shares of Common Stock shall receive such proceeds upon the liquidation of the Corporation as if such shares of Series E Stock have been converted and shall receive such proceeds pari passu with the distributions to the holders of the shares of Common Stock on account of their shares of Common Stock.H. Conversion of the Series E Stock to Common Stock. (i) Subject to the provisions of Section I of this Article TWELFTH, all or any of the shares of the Series E Stock will be converted as of the Series E Conversion Date, as defined in this Section H, into an equal number of fully paid and nonassessable shares of Common Stock if there is a Series E Conversion Event, as defined in this Section H.(ii) Subject to the provisions of Section I of this Article TWELFTH, all or any of the shares of the Series E Stock will be converted into an equal number of fully paid and nonassessable shares of Common Stock at the option and right of the Corporation as exercised by the Board (the “Corporation Conversion Election”). The Board shall evidence the exercise of the Corporation Conversion Election by providing a notice to the registered holders of such shares of Series E Stock. The date for such conversion of the Series E Stock shall be the date specified by the Board in such notice, which date shall not be earlier than 10 days after the date of such notice nor later than 120 days after the date of such notice. (iii) The conversion of all or any Series E Stock pursuant to a Series E Conversion Event, as defined in this Section H, will be deemed to have occurred immediately prior to the Series E Conversion Date, as defined in this Section H of this Article TWELFTH, and subject to the provisions of Section I of this Article TWELFTH, each share of Series E Stock shall be automatically converted into an equal number of fully paid and nonassessable shares of Common Stock at the Series E Conversion Date. (iv) Each holder of shares of Series E Stock shall promptly, but in no case later than 20 days after the Series E Conversion Date, surrender to the Corporation the certificates representing such shares of converted Series E Stock. (v) No fractional shares of Common Stock shall be issued upon conversion of Series E Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series E Stock to the same holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fractional share. If after converting the Series E Stock of such holder pursuant to this Section H, a holder would otherwise be entitled to receive a fractional share of Common Stock, such fractional share shall be adjusted upward (and not downward) to the nearest whole share of Common Stock.(vi) Within 20 days after receipt by the Corporation of the certificates representing the shares of converted Series E Stock (or if such 20th day is not a business day, the next business day), the Corporation shall issue and deliver, or cause to be issued and delivered, to the Person who surrendered such certificate, registered in such name as the registered holder of such certificate, a certificate for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series E Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the Series E Conversion Date, and at such time the rights of the holder of such shares of Series E Stock shall cease, and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby.(vii) For the purposes of this Article TWELFTH, the following capitalized terms shall have the meanings ascribed thereto in this Section H (vii) of this Article TWELFTH: (A) “Acquisition” shall mean (i) the acquisition by means of any transaction or series of related transactions by any Person (including a group of persons as described in Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, whether or not such regulation shall then be applicable to the Corporation or its securities) of more than fifty percent (50%) of the Common Stock of the Corporation or (ii) any reorganization, merger or consolidation (excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) in which outstanding shares of Common Stock are exchanged for cash, securities or other consideration issued, or caused to be issued by the acquiring Person or its subsidiary to the holders of the Common Stock.(B) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.(C) “Asset Sale” shall mean a sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the property, assets or business of the Corporation to a Person, other than an Affiliate of the Corporation or any bank holding company of the Depository Institution, in which such property, assets or business of the Corporation are exchanged for securities or other consideration issued, or caused to be issued by the acquiring Person or its subsidiary to the Corporation or its shareholders.(D) “Depository Institution” shall mean Metropolitan National Bank, a national banking association.(E) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.(F) “Sale of Control” shall mean a transaction or series of transactions in which more than 50% of the voting power of the Corporation is acquired by or disposed of to a Person or Persons who are not Affiliates of the Corporation or any bank holding company of the Depository Institution, or any other transaction or series of transactions as a result of which the ability to control the Board shall be vested in any Person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) who is not an Affiliate of the Corporation or any bank holding company of the Depository Institution immediately prior to such Sale of Control, whether such transaction is effected through a sale of assets or stock, merger, consolidation or like combination.(G) “Series E Conversion Event” shall mean any Acquisition, Asset Sale, Sale of Control, Public Offering or Public Registration.(H) “Series E Conversion Date” shall mean the date of the consummation of any Series E Conversion Event.(I) “Person” shall mean an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organisation, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof. (J) “Public Offering” shall mean any offering of any of the Corporation’s Common Stock pursuant to a registration statement declared effective by the U.S. Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended and applicable regulations.(K) “Public Registration” shall mean the registration of any of the Corporation’s issued and outstanding Common Stock pursuant to a registration statement filed with and declared effective by the U.S. Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended and applicable regulations.I. Requirements of Applicable Law. (i) Notwithstanding the provisions of Section H of this Article TWELFTH, no shares of the Series E Stock held by any holder thereof shall be converted to shares of Common Stock if the issuance of such shares of Common Stock to such holder would cause a violation of applicable law by the Corporation or by such holder or if such issuance of such shares of Common Stock requires the consent, approval or non-objection of the Board of Governors of the Federal Reserve System or of any Federal Reserve Bank or the Office of the Comptroller of the Currency or any other government agency or authority without such consent, approval or non-objection having first been obtained and being in full force and effect on the date of the issuance of such shares of Common Stock. (ii) In the event that shares of Series E Stock are not converted to Common Stock for the reasons set forth in Section I(i) above, the Corporation shall cooperate with the holder of the Series E Stock to obtain any required consent, approval or non-objection, including but not limited to providing information that is within the possession or control of the Corporation and that is reasonably requested by the holder of the Series E Stock, including the and filing and signing of any required applications or notices by the Corporation that are necessary for the holder of the Series E Stock to obtain such consent, approval or non-objection. To the extent that the Corporation retains outside legal counsel to assist the Corporation in cooperating with any requests from holders of Series E Stock, including the filing of any required applications or notices, then the holders of the Series E Stock agree to reimburse the Corporation for the amount of the reasonable legal fees and expenses incurred by the Corporation as agreed to in advance by the holder(s) of the Series E Stock and the Corporation. If the holders of the Series E Stock and the Corporation do not agree on the amount of reasonable legal fees and expenses to be reimbursed, then the Corporation will have no obligation to file any applications or notices as contemplated under this Section I(ii).

J. Adjustments for Certain Events. (i) Changes in Capitalization. In the event any stock dividend, stock split, or other similar event affecting the Common Stock occurs before a Series E Conversion Date, each share of Series E Stock shall be adjusted by multiplying such share by a fraction, (i) the numerator of which is the number of shares of Common Stock outstanding immediately after the effective time of such event (excluding for such purpose shares of Common Stock issuable upon the conversion of the Series E Stock but including any other securities convertible into or exchangeable for shares of Common Stock to the extent such other securities are required to be converted into or exchanged for Common Stock), and (ii) the denominator of which is the number of shares of Common Stock outstanding immediately prior to the effective time of such event (excluding for such purpose shares of Common Stock issuable upon the conversion of the Series E Stock but including any other securities convertible into or exchangeable for shares of Common Stock to the extent such other securities are required to be converted into or exchanged for Common Stock). For avoidance of doubt, no issuance of securities shall give rise to the adjustment set forth in this Section J(i) unless approved by the Board for the purpose of affecting all shares of Common Stock (including securities convertible into or exchangeable for Common Stock) proportionately.(ii) Series E Conversion Events. In the event of a Series E Conversion Event then, in each such case, proper provision shall be made so that the holders of the Series E Stock shall be entitled to receive in exchange for or in respect of their shares of Series E Stock the same form and amount of consideration, if any, as the holders of the Common Stock receive in exchange for or in respect of their shares of Common Stock, with the amount of such consideration, if any, to be received for or in respect of each share of Series E Stock to be equal to the amount that would be received by a holder of the number of shares of Common Stock into which one share of Series E would then be convertible if a Series E Conversion Event had occurred simultaneously therewith.FOURTH: This Certificate of Amendment has been duly adopted by an affirmative vote of the majority of the directors present at a Board meeting at which quorum was present.[Continued on the following page]

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 24th day of January, 2013. /s/ Mark DeFazio Mark DeFazio President

130125000332

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

METROPOLITAN BANK HOLDING CORP.

(Under Section 805 of the Business Corporation Law)

RECEIVED 2013 JAN 25 AM 9: 16

FILED 2013 JAN 25 AM 10: 37

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED JAN 25 2013
BY:

Filed by:

HERRICK, FEINSTEIN LLP
2 PARK AVENUE,
NEW YORK, NEW YORK 10016
(212) 592-1400

CSC 45
DRAW DOWN

CUSTOMER REF. #
482477JBA
10

{Clients/1217/00181200.DOC/ }

354

CSC 45
DRAW DOWN

160810000644

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
METROPOLITAN BANK HOLDING CORP.

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is METROPOLITAN BANK HOLDING CORP. (the "Corporation").

SECOND: The Certificate of Incorporation of the Corporation was filed with the New York Department of State on November 24, 1997 under the name MetBank Holding Corp.

THIRD: Pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by Article FOURTH of the Certificate of Incorporation, which authorizes 2,000,000 share of Class B Preferred Stock, par value $0.01 per share ("Class B Preferred Stock"), and pursuant to the provision of Section 502 of the New York Business Corporation Law, the Board, on August 10, 2016, adopted the following amendment to the Certificate of Incorporation providing for the designations, preferences and relative, participating, option and other rights, and the qualifications, limitations and restrictions of a new series of Class B Preferred Stock, hereby designate as the Series F Class B Preferred Stock of the Corporation.

To effect the foregoing, the Certificate of Incorporation is hereby amended by adding the following as a new Article THIRTEENTH:

THIRTEENTH:

A. Designation, Number and Rank. Of the 2,000,000 authorized shares of Class B Preferred Stock, two hundred seventy-two thousand six hundred thirty-six (272,636) shares shall be designated as "Series F Non-Voting Class B Preferred Stock" (the "Series F Non-Voting Preferred Stock"), the designations and powers, preferences, rights, qualifications, limitations and restrictions of which are set forth in this Article THIRTEENTH. The par value of the Series F Non-Voting Preferred Stock shall be $0.01 per share. The Series F Non-Voting Preferred Stock shall be subordinate and junior to all indebtedness of the Corporation and to all other series of preferred stock of the Corporation, other than any series of preferred stock the terms of which provide that such series is subordinate or junior to the Series F Non-Voting Preferred Stock in any respect, and shall rank on parity with the Common Stock of the Corporation (the "Common Stock") with respect to the declaration and payment of dividends, except as provided in Section B of this Article THIRTHEENTH, and with respect to distributions upon the liquidation, dissolution or winding up of the Corporation.

B. Dividends. The holders of Series F Non-Voting Preferred Stock shall be entitled to receive ratable dividends as provided herein only if and when dividends are

{Clients/1217/00280557.DOCX/3 }

160810000644

concurrently declared and payable on the shares of Common Stock, out of any assets legally available therefor, which dividends shall be payable when, as and if declared by the Board of Directors of the Corporation; provided, that no dividend may be declared or paid on the Common Stock unless a dividend of equal amount is also concurrently declared or paid, as applicable, on the Series F Non-Voting Preferred Stock.C. Liquidation (i) Upon the occurrence of a Liquidation Event (as defined below), the assets of the Corporation or proceeds thereof (whether capital or surplus) remaining available for distribution to stockholders of the Corporation after payment, or provision for payment, in full of all claims of creditors of the Corporation and all amounts due on any preferred stock or other securities of the Corporation that are superior and prior in rank to the Common Stock and the Series F Non-Voting Preferred Stock shall be distributed to the holders of the Common Stock and the Series F Non-Voting Preferred Stock pro rata based, respectively, on the number of shares of Common Stock outstanding at such time and the number of shares of Common Stock into which the Series F Non-Voting Preferred Stock outstanding at such time is then convertible, (ii) For purposes of this Section C of this Article THIRTEENTH, a “Liquidation Event” means a liquidation, dissolution or winding up of the Corporation. D. Voting, The Series F Non-Voting Preferred Stock shall not be entitled to vote on any matter except as required by the New York Business Corporation Law. As to all matters for which voting by class is specifically required by the New York Business Corporation Law, each outstanding share of Series F Non-Voting Preferred Stock shall be entitled to one vote, E. Mandatory Conversion. (1) Bank Regulatory Conversion. Each share of Series F Non-Voting Preferred Stock shall convert, automatically and without any action by any person, into one (1) fully paid and nonassessable share of Common Stock of the Corporation upon any transfer of such share to any person other than the Initial Holder (as defined below) or any Affiliate (as defined below) of such Initial Holder pursuant to clause (iii), (iv) or (v) of the following sentence, The shares of Series F Non-Voting Preferred Stock are not convertible into Common Stock by the Initial Holder or any Affiliate of such Initial Holder and may only be transferred by the Initial Holder or such Affiliate (i) to an Affiliate of such Initial Holder, (ii) to the Corporation, (iii) in a widespread public distribution, (iv) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Corporation, or (v) to a transferee that would control more than 50% of the voting securities of the

Corporation without any transfer from the Initial Holder or any Affiliate of such Initial Holder. Notwithstanding the foregoing, the Corporation may restrict such conversion to the extent it would be inconsistent with, or in violation of, the requirements of any Regulator (as defined below) with respect to the restrictions on the transfer of the Series F Non-Voting Preferred Stock that are required in order to preserve the “non-voting” classification of the Series F Non-Voting Preferred Stock for regulatory purposes. Any such restriction shall be imposed and deemed effective immediately upon the transmittal by the Corporation of written notice to such holder specifying in reasonable detail the reason for such restriction; and in the event such notice is transmitted after the event giving rise to such automatic conversion, the restriction shall be deemed to have been imposed and effective retroactively to the time of such event, and such conversion shall be deemed not to have occurred, so long as such notice is transmitted within one hundred eighty (180) days after the event giving rise to such conversion, Such notice may be dispatched by first class mail, by electronic transmission, or by any other means reasonably designed and in good faith intended to provide prompt delivery to an executive officer (or equivalent) of, or legal counsel to, such holder.(ii) Certain Definitions. For purposes of this Article THIRTEENTH:(a) the term “Affiliate” shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common •control with the Initial Holder, For purposes of this definition, the term “control” means the ability, directly or indirectly, to direct or influence the direction of the management and policies of the person in question, whether such ability arises by virtue of ownership interest, contract right or otherwise. Without limiting the generality of the foregoing, a person is an Affiliate of another person if the first person (A) is an executive officer (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) of the second person; (B) is a director of the second person where such second person is a corporation; (C) is a manager (or an executive officer, director, general partner or manager of an entity that is a manager) of the second person where such second person is a limited liability company; (D) is a general partner (or an executive officer, director, general partner or manager of an entity that is a general partner) of the second person where such second person is a partnership; or (E) directly or indirectly has or shares the power to vote, or direct the voting of, or to dispose of, or direct the disposition of; securities representing more than ten percent (10%) of the combined voting power of the securities of the second person.

(b) the term “Initial Holder” shall mean The Endicott Group in its capacity as an entity to which the Corporation originally issued shares of Series F Non-Voting Preferred Stock.(c) the term “Regulation” shall mean any of (A) the Board of Governors of the Federal Reserve System (whether acting directly or by or through the Federal Reserve Bank of New York in its bank regulatory capacity); (B) the Federal Deposit Insurance Corporation; (C) the Office of the Comptroller of the Currency;(D) any successor agency to any of the foregoing; (E) the New York Department of Financial Services; or (F) any other federal or state regulatory authority, whether in existence as of the date hereof or hereafter established, having jurisdiction over the Corporation or its banking subsidiary,F. Adjustments for Certain Events.(i) Changes fit Capitalization In the event of any stock dividend, stock split, recombination or other similar event affecting the Common Stock, each share of Series F. Non-Voting Preferred Stock shall be adjusted by multiplying such share by a fraction, (i) the numerator of which is the number of shares of Common Stock outstanding immediately after the effective time of such event (excluding for such purpose shares of Common Stock issuable upon the conversion of the Series F Non-Voting Preferred Stock but including any other securities convertible into or exchangeable for shares of Common Stock), and (ii) the denominator of which is the number of shares of Common Stock outstanding immediately prior to the effective time of such event (excluding for such purpose shares of Common Stock issuable upon the conversion of the Series F Non-Voting Preferred Stock but including any other securities convertible into or exchangeable for shares of Common Stock). For avoidance of doubt, no issuance of securities shall give rise to the adjustment set forth in this Section F(i) of this Article THIRTHEENTH unless approved by the Board of the Corporation for the purpose of affecting all shares of Common Stock (including securities convertible into or exchangeable for Common Stock) proportionately, In the event the adjustment required in this Section F(i) of this Article THIRTHEENTH would result in an unjust or disproportionate adjustment of the number of shares of Series F Non-Voting Preferred Stock, then the Corporation shall take such actions as may be reasonably necessary in order to cause the adjustment to be as nearly as possible equitable and just as among all holders of the Corporation’s capital stock.(ii) Certain Corporate Transaction: In the event of (i) the acquisition by any person (including a group of related persons within the meaning of Rule 13d-2 of the Securities Exchange Act of 1934, as amended, whether or not such regulation shall then be applicable to the Corporation or its securities) of (A) more than fifty percent (50%) of the outstanding capital stock of the Corporation, or (B) all or substantially all of the assets of the Corporation (including without limitation the sale of more than two-thirds (2/3) of the capital stock held by the Corporation in Metropolitan Commercial Bank); or (ii) a merger of the Corporation with or into any person, or of any person with or into the Corporation, immediately after which the stockholders of the Corporation (as measured immediately prior to completion of the transaction) own less than a majority of the combined capital stock or membership interests of the surviving entity, then, in each such case, proper provision shall be made so that the holders of the Series F Non-Voting Preferred Stock shall be entitled to receive in exchange for or in respect of their shares of Series F Non-Voting Preferred Stock the same form and amount of consideration, if any, as the holders of the Common Stock receive in exchange for or in respect of their shares of Common Stock, with the amount of such consideration, if any, to be received for or in respect of each share of Series F Non-Voting Preferred Stock to be equal to the amount that would be received by a holder of the number of shares of Common Stock into which one share of Series F Non-Voting Preferred Stock would then be convertible if an event specified in Section E of this Article THIRTEENTH had occurred simultaneously therewith.(iii) Certain Other Rights. In the event of the exercise by the Initial Holder or any Affiliate of any preemptive rights, whether arising under the Certificate of Incorporation, this Certificate of Amendment, or by any stockholder agreement, investor rights agreement or similar instrument to which the Corporation is a party, to acquire additional shares of Common Stock or Series F Non-Voting Preferred Stock, then and in each such event the Corporation shall take such actions as may be reasonably necessary in order to adjust the number of shares of Series F Non-Voting Preferred Stock as required to enable the Initial Holder or any Affiliate to hold such stock without making application for approval or non-objection by any` Regulator, including without limitation, using its reasonable best efforts to (i) file a certificate of amendment to the Certificate of Incorporation to provide for additional shares of Series F Non-Voting Preferred Stock or shares of another class or series of preferred stock having rights, preferences and limitations identical in all material, respects thereto; and (ii) amend the Certificate of Incorporation to authorize additional shares of preferred stock and, to the extent necessary, additional shares of Common Stock in order to permit the conversion of the Series F Non-Voting Preferred Stock pursuant to Section E of this Article THIRTEENTH and any other class or series of preferred stock issued pursuant hereto. (iv) Permissible Conversion. In the event the Corporation issues additional shares of Common Stock, including the issuance of additional shares of Common Stock as a result of an exercise Of options or warrants, as well as the vesting of restricted shares of Common Stock, the Initial

Holder or any Affiliate shall have the right, in its sole discretion, to convert a number of shares of its Series F Non-Voting Preferred Stock into the same number of shares of Common Stock So as to maintain an ownership interest in the Corporation’s Common Stock not to exceed, pro forma, such percentage of the Corporation’s issued and outstanding Common Stock as was held by the Initial Holder or any Affiliate immediately prior to the issuance that triggered such conversion right. The Initial Holder or its Affiliate shall provide the Corporation with 20 calendar days advance written notice of its intent to exercise its rights under Section F (iv) of this Article THIRTEENTH, including the number of Series F Non-Voting Preferred Stock to be converted to Common Stock.G. Amendment. This Certificate of Amendment of the Certificate of Incorporation of the Corporation constitutes an agreement between the Corporation and the holders of the Series F Non-Voting Preferred Stock and may be amended only by the affirmative vote of the Board of the Corporation and, in addition to any other vote of stockholders required by the Now York Business Corporation Law, the holders of a majority of the outstanding shares of Series F Non-Voting Preferred Stock.FOURTH; This Certificate of Amendment has been duly adopted by an affirmative vote of the majority of the directors present at a Board meeting at which a quorum was present.IN WITNESS WHEREOF, I here in to sign my name and after that the statements made herein are true under the penalties of perjury, this 10th day of august, 2016/s/ MARK DEFAZIO MARK DEFAZIO President and Chief Executive Officer Metropolitan Bank Holding Corp.

160811000644CERTIFICATE OF AMENDMENTOF THECERTIFICATE OF INCORPORATIONOFMetropolitan Bank Holding Corp.(Insert Current Name of Domestic Corporation)Under Section 805 of the Business Corporation LawFILED2016 AUG 10 PM 2:57Filed by: Kari Hicks (Filer’s Name) Luse Gorman, PC 5335 Wisconsin Avenue, N.W. Suite 780 (Address)Washington, D.C. 20015 (City, State and Zip Code) NOTES:1. The name of the corporation and its date of incorporation provided on this certificate must exactly match the records of the Department of State. This information should be verified on the Department of Slate’s website at www. dos.ny.gov, 2. This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores 3. The Department of State recommends that all documents be prepared under the guidance of an attorney. 4. The certificate must be submitted with a $60 filing fee.STATE OF NEW YORKDEPARTMENT STATEFILED AUG 10 2016TAX $BY: RECEIVED 2016 AUG 10 PM 1:43